EXHIBIT 10.37

[KINDRED LETTERHEAD]

Notice of Renewal

November 29, 2011

Ventas Realty, Limited Partnership

c/o Ventas, Inc.

10350 Ormsby Park Place, Suite 300

Louisville, Kentucky 40223

Attention: Lease Administration

Ventas Realty, Limited Partnership

c/o Ventas, Inc.

10350 Ormsby Park Place, Suite 300

Louisville, Kentucky 40223

Attention: General Counsel

Re:	Renewal of Certain Renewal Groups to expire on April 30, 2013 between Kindred Healthcare Inc. and Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership

Dear Ladies and Gentlemen:

KINDRED HEALTHCARE, INC., a Delaware corporation formerly known as Vencor, Inc. (“Kindred”), and KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation formerly known as Vencor Operating, Inc. (“Operator”; and together with Kindred and permitted successors and assignees of Operator and Kindred, “Tenant”) hereby give this renewal notice effective as of the date hereof to VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, “Lessor”) of their exercise of the five-year renewal option for Renewal Groups 1 and 3, as more particularly set forth on Schedule A attached hereto, pursuant to Section 19.1 of that certain SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT NO. 1 (the “Master Lease”) by and between Lessor and Tenant dated as of the 27th day of April, 2007. Please let us know as soon as possible, and in any event within thirty days following receipt of this notice, whether you intend to exercise your fair market rental determination rights pursuant to Section 19.3 of the Master Lease. Tenant expressly reserves its right to deliver one or more additional renewal notices in accordance with Section 19.1 of the Master Lease or other master lease agreements currently in effect between Landlord and Tenant.

We appreciate your prompt attention to this matter. If you have any questions or concerns, please feel free to contact the undersigned at 502.596.7485.

Sincerely,

/s/ Gregory C. Miller
Name: Gregory C. Miller
Title: Chief Development Officer

Enclosure

Schedule A

Facility ID	Name	City	State	Current Lease Expiration Date	Renewal Group
132	Madison Healthcare & Rehab Center	Madison	TN	April 30, 2013	1
280	Winchester Centre for Health/Rehab	Winchester	KY	April 30, 2013	1
406	Muncie Health Care & Rehab	Muncie	IN	April 30, 2013	1
577	Minerva Park Nursing & Rehab Center	Columbus	OH	April 30, 2013	1
635	Coshocton Health & Rehab Center	Coshocton	OH	April 30, 2013	1
784	Northfield Center for Health & Rehab	Louisville	KY	April 30, 2013	1
4618	Kindred Hospital Oklahoma City	Oklahoma City	OK	April 30, 2013	1
4822	Kindred Hospital San Francisco Bay Area	San Leandro	CA	April 30, 2013	1
114	Arden Rehab & Healthcare Center	Seattle	WA	April 30, 2013	3
140	Wasatch Care Center	Ogden	UT	April 30, 2013	3
167	Canyonwood Nursing & Rehab Center	Redding	CA	April 30, 2013	3
180	Vancouver Healthcare & Rehab Center	Vancouver	WA	April 30, 2013	3
247	Saint George Care & Rehab Center	Saint George	UT	April 30, 2013	3
416	Park Place Health Care Center	Great Falls	MT	April 30, 2013	3
482	Wind River Healthcare & Rehab Center	Riverton	WY	April 30, 2013	3
4842	Kindred Hospital Westminster	Westminster	CA	April 30, 2013	3